EXHIBIT 5.1

                          Fulbright & Jaworski L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                         New York, New York 10103-3198


telephone:212/318/3000                                              houston
facsimile:212/752-5958                                          washington, d.c.
                                                                     austin
                                                                   san antonio
                                                                     dallas
                                                                    new york
                                                                   los angeles
                                                                     london
                                                                    hong kong



July 16, 1999


The Board of Directors
Vion Pharmaceuticals, Inc.
Four Science Park
New Haven, Connecticut 06511

Dear Sirs:


         We refer to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Vion Pharmaceuticals, Inc. (the "Company") on behalf of the selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,873,915 shares of the Company's common Stock, $.01 par value (the "Shares"), to be sold by the Selling Shareholders named therein.


         As counsel for the company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Shares have been duly and validly authorized and are legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/ Fulbright & Jaworski L.L.P.